UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 30, 2009

A. H. BELO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-33741	38-3765318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 224866 Dallas, Texas	75222-4866
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 977-8200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
A. H. Belo Corporation is filing this Amendment No. 1 (the “Amendment”) to our current report on Form 8-K as filed on April 2, 2009 (the “Original Report”) to amend and restate Item 4.01 Changes in Registrant’s Certifying Accountant. This Amendment is being filed in response to a comment letter dated April 3, 2009 from the Securities and Exchange Commission (“SEC”). This Amendment confirms that the Company’s former independent registered public accounting firm has been dismissed.
Item 4.01. Changes in Registrant’s Certifying Accountant.
     (a) and (b) Changes in Independent Registered Public Accounting Firm
On March 4, 2009, the Audit Committee of the Board of Directors of A. H. Belo Corporation approved the engagement of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009, subject to KPMG’s completion of its client acceptance process. On March 30, 2009, KPMG informed the Company that it completed this process. Attached as Exhibit 99.1 is the Company’s press release announcing the KPMG engagement.
During the years ended December 31, 2007 and December 31, 2008 and through March 30, 2009, neither the Company nor anyone on its behalf has consulted KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).
In connection with the selection of KPMG, the Audit Committee dismissed Ernst & Young LLP as the Company’s independent registered public accounting firm effective as of March 31, 2009. The reports of Ernst & Young LLP (“Ernst & Young”) on the Company’s financial statements for the years ended December 31, 2007 and December 31, 2008 did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
In connection with the audits of the years ended December 31, 2007 and December 31, 2008 and through March 31, 2009, there were (1) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreements in its reports on the financial statements of such years; and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.
The Company has provided Ernst & Young with a copy of the above disclosures, and has requested Ernst & Young to furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made above. A copy of Ernst & Young’s letter dated April 7, 2009 is attached as Exhibit 16.1 to this Report.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
16.1	Letter from Ernst & Young to the Securities and Exchange Commission dated April 7, 2009

99.1	Press Release dated April 2, 2009

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 7, 2009	A. H. BELO CORPORATION
	By:	/s/ Alison K. Engel
Alison K. Engel
Senior Vice President/Chief Financial Officer and Treasurer

EXHIBIT INDEX
16.1	Letter from Ernst & Young to the Securities and Exchange Commission dated April 7, 2009

99.1	Press Release dated April 2, 2009